Exhibit 10.5

EXECUTION COPY

ASSET REPRESENTATIONS REVIEW AGREEMENT

among

USAA AUTO OWNER TRUST 2017-1

as Issuer,

USAA FEDERAL SAVINGS BANK,

as Sponsor and Servicer

and

CLAYTON FIXED INCOME SERVICES LLC,

as Asset Representations Reviewer

Dated as of September 20, 2017

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TABLE OF CONTENTS

(continued)

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ASSET REPRESENTATIONS REVIEW AGREEMENT, dated as of September 20, 2017 (this “Agreement”), among USAA AUTO OWNER TRUST 2017-1, a Delaware statutory trust, as Issuer (the “Issuer”), USAA FEDERAL SAVINGS BANK, a federally chartered savings association (the “Bank”), as Sponsor (the “Sponsor”) and Servicer (the “Servicer”), and CLAYTON FIXED INCOME SERVICES LLC, a Delaware limited liability company, as Asset Representations Reviewer (the “Asset Representations Reviewer”).

WHEREAS, the Issuer desires to engage the Asset Representations Reviewer to perform reviews of certain Receivables for compliance with the representations and warranties made by the Bank, as seller, about the Receivables in the pool.

NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration, and the mutual terms and conditions contained herein, the parties hereto agree as follows.

ARTICLE I

USAGE AND DEFINITIONS

Section 1.1.    Usage and Definitions. (a) Except as otherwise specified herein or if the context may otherwise require, capitalized terms not defined in this Agreement shall have the respective meanings assigned such terms set forth in Appendix A to the Sale and Servicing Agreement, dated as of the date hereof (the “Sale and Servicing Agreement”), by and among USAA Acceptance, LLC, as seller, the Servicer, and the Issuer.

(b)    With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments, amendments and restatements, and supplements thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; references to laws include their amendments and supplements, the rules and regulations thereunder and any successors thereto; the term “including” means “including without limitation;” and the term “or” is not exclusive.

Section 1.2.    Additional Definitions. The following terms have the meanings given below:

“Asset Representations Review” means the performance by the Asset Representations Reviewer of the testing procedures for each Test and each Subject Receivable according to Section 3.4.

“Confidential Information” has the meaning stated in Section 4.9(b).

“Information Recipients” has the meaning stated in Section 4.9(a).

“Issuer PII” has the meaning stated in Section 4.10(a).

“Personally Identifiable Information” or “PII” has the meaning stated in Section 4.10(a).

“Review Fee” has the meaning stated in Section 4.3(b).

“Review Materials” means, for an Asset Representations Review and a Subject Receivable, the documents and other materials for each Test listed under “Review Materials” in Schedule A.

“Review Report” means, for an Asset Representations Review, the report of the Asset Representations Reviewer prepared according to Section 3.5.

“Subject Receivables” means, for any Asset Representations Review, all Receivables which are 60-Day Delinquent Receivables as of the related Review Satisfaction Date; provided, that any Receivable repurchased by the Sponsor or the Servicer from the Issuer in accordance with the Transaction Documents after the Review Satisfaction Date will no longer be a Subject Receivable.

“Test” has the meaning stated in Section 3.4(a).

“Test Complete” has the meaning stated in Section 3.4(c).

“Test Fail” has the meaning stated in Section 3.4(a).

“Test Incomplete” has the meaning stated in Section 3.4(a).

“Test Pass” has the meaning stated in Section 3.4(a).

ARTICLE II

ENGAGEMENT OF ASSET REPRESENTATIONS REVIEWER

Section 2.1.    Engagement; Acceptance. The Issuer engages Clayton Fixed Income Services LLC to act as the Asset Representations Reviewer for the Issuer. Clayton Fixed Income Services LLC accepts the engagement and agrees to perform the obligations of the Asset Representations Reviewer on the terms in this Agreement.

Section 2.2.    Confirmation of Scope. The parties confirm that the Asset Representations Reviewer is not responsible for (a) reviewing the Receivables for compliance with the representations and warranties under the Transaction Documents, except as described in this Agreement or (b) determining whether noncompliance with the representations or warranties constitutes a breach of the Transaction Documents.

ARTICLE III

ASSET REPRESENTATIONS REVIEW PROCESS

Section 3.1.    Review Notices. On receipt of a Review Notice in accordance with Section 7.5 of the Indenture, the Asset Representations Reviewer will commence an Asset Representations Review. The Asset Representations Reviewer will have no obligation to start an Asset Representations Review until a Review Notice is received.

Section 3.2.    Identification of Subject Receivables. Within ten (10) Business Days after receipt of a Review Notice, the Servicer will deliver to the Asset Representations Reviewer a list of the Subject Receivables.

Section 3.3.    Review Materials.

(a)    Access to Review Materials. The Servicer will give the Asset Representations Reviewer access to the Review Materials for all of the Subject Receivables within sixty (60) calendar days after receipt of the Review Notice in one or more of the following ways in the Servicer’s reasonable discretion: (i) by electronic posting of Review Materials to a password-protected website to which the Asset Representations Reviewer has access, (ii) by providing originals or photocopies of documents relating to the Subject Receivables at one of the properties of the Servicer or (iii) in another manner agreed by the Servicer and the Asset Representations Reviewer. The Servicer may redact or remove PII from the Review Materials so long as all information in the Review Materials necessary for the Asset Representations Reviewer to complete the Asset Representations Review remains intact and unchanged.

(b)    Missing or Insufficient Review Materials. The Asset Representations Reviewer will review the Review Materials to determine if any Review Materials are missing or insufficient for the Asset Representations Reviewer to perform any Test. If the Asset Representations Reviewer reasonably determines that any of the Review Materials are missing or insufficient for the Asset Representations Reviewer to perform any Test, the Asset Representations Reviewer will notify the Servicer promptly, and in any event no less than twenty (20) calendar days before completing the Review, and the Servicer will use reasonable efforts to provide the Asset Representations Reviewer access to such missing Review Materials or other documents or information to correct the insufficiency within fifteen (15) calendar days. If the missing or insufficient Review Materials have not been provided by the Servicer within sixty (60) calendar days, the parties agree that the Subject Receivable will have a Test Incomplete for the related Test(s) and the Review Report will indicate the reason for the Test Incomplete.

Section 3.4.    Performance of Reviews.

(a)    Test Procedures. For an Asset Representations Review, the Asset Representations Reviewer will perform for each Subject Receivable the procedures listed under “Tests” in Schedule A for each representation and warranty (each, a “Test”), using the Review Materials listed for each such Test in Schedule A. For each Test and Subject Receivable, the Asset Representations Reviewer will determine in its reasonable judgment if the Test has been satisfied (a “Test Pass”), if the Test has not been satisfied (a “Test Fail”) or if the Test could not be concluded as a result of missing or incomplete Review Materials (a “Test Incomplete”). The Asset Representations Reviewer will use such determination for all Subject Receivables that are subject to the same Test.

(b)    Review Period. The Asset Representations Reviewer will complete the Asset Representations Review of all of the Subject Receivables within sixty (60) calendar days after receiving access to the Review Materials under Section 3.3(a). However, if missing or additional Review Materials are provided to the Asset Representations Reviewer under Section 3.3(b), the review period will be extended for an additional thirty (30) calendar days.

(c)    Completion of Review for Certain Subject Receivables. Following the delivery of the list of the Subject Receivables and before the delivery of the Review Report by the Asset Representations Reviewer, the Servicer may notify the Asset Representations Reviewer if a Subject Receivable is paid in full by the Obligor or purchased from the Issuer by the Bank according to the applicable Transaction Document. On receipt of notice, the Asset Representations Reviewer will immediately terminate all Tests of such Receivables and the Review of such Receivables will be considered complete (a “Test Complete”). In this case, the Review Report will indicate a Test Complete for the Receivables and the related reason.

(d)    Previously Reviewed Receivable. If a Subject Receivable was included in a prior Asset Representations Review, the Asset Representations Reviewer will not conduct additional Tests on any such duplicate Subject Receivable unless such Subject Receivable was deemed a Test Incomplete as a result of the failure of the Servicer to provide missing Review Material for such Subject Receivable and the Servicer elects to have such Subject Receivable included in the current Asset Representations Review. The Asset Representations Reviewer will include the previously reported Test results for any such duplicate Subject Receivable within the Review Report for the current Asset Representations Review.

(e)    Duplicative Tests. If the same Test is required for more than one representation or warranty listed on Schedule A, the Asset Representations Reviewer will only perform the Test once for each Subject Receivable but will report the results of the Test for each applicable representation or warranty on the Review Report.

(f)    Termination of Review. If an Asset Representations Review is in process and all of the Notes will be paid in full on the next Payment Date, the Servicer will notify the Asset Representations Reviewer and the Indenture Trustee no less than ten (10) calendar days before that Payment Date. On receipt of notice, the Asset Representations Reviewer will terminate the Asset Representations Review immediately and will have no obligation to deliver a Review Report.

Section 3.5.    Review Reports. (a) Within ten (10) calendar days after the end of the Asset Representations Review period under Section 3.4(b), the Asset Representations Reviewer will deliver to the Issuer, the Sponsor, the Servicer and the Indenture Trustee a Review Report indicating for each Subject Receivable whether there was a Test Pass, a Test Incomplete or a Test Fail for each Test, or whether the Subject Receivable was a Test Complete and the related reason. The Review Report will contain a summary of the findings and conclusions of the Asset Representations Reviewer with respect to the Asset Representations Review to be included in the Issuer’s Form 10-D report for the Collection Period in which the Review Report is received, including a description of each Test Fail and Test Incomplete, if any, from the Asset Representations Review. The Asset Representations Reviewer will ensure that the Review Report does not contain any Issuer PII. On the reasonable request of the Servicer, the Asset Representations Reviewer will provide additional details on the Test results.

(b)    Questions About Review. The Asset Representations Reviewer will make appropriate personnel available to respond in writing to written questions or requests for clarification of any Review Report from the Servicer. The Asset Representations Reviewer will have no obligation to respond to questions or requests for clarification from Noteholders or any Person other than the Servicer and will direct such Persons to submit written questions or requests to the Servicer.

Section 3.6.    Limitations on Review Obligations. The Asset Representations Reviewer will have no obligation:

(a)    to determine whether a Delinquency Trigger has occurred or whether the required percentage of Noteholders has voted to direct an Asset Representations Review under the Indenture, and may rely on the information in any Review Notice delivered by the Indenture Trustee;

(b)     to determine which Receivables are Subject Receivables, and may rely on the lists of Subject Receivables provided by the Servicer;

(c)    to confirm the validity of the Review Materials and may rely on the accuracy and completeness of the Review Materials; or

(d)    to take any action or cause any other party to take any action under any of the Transaction Documents or otherwise to enforce any remedies against any Person for breaches of representations or warranties about the Subject Receivables.

Section 3.7.    Dispute Resolution. The Asset Representations Reviewer acknowledges and agrees that any Review Report may be used by the Issuer, the Seller or the Servicer in any dispute resolution proceeding related to the Subject Receivables. No additional fees or reimbursement of expenses shall be paid to the Asset Representations Reviewer regarding the Issuer’s, the Seller’s or the Servicer’s use of any Review Report; provided, that the Asset Representations Reviewer will be reimbursed for its out-of-pocket expenses incurred in its participation in any dispute resolution proceeding.

ARTICLE IV

ASSET REPRESENTATIONS REVIEWER

Section 4.1.    Representations and Warranties. The Asset Representations Reviewer represents and warrants as of the Closing Date:

(a)    Organization and Qualification. The Asset Representations Reviewer is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware. The Asset Representations Reviewer is qualified as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires the qualification, license or approval, unless the failure to obtain the qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under this Agreement.

(b)    Power, Authority and Enforceability. The Asset Representations Reviewer has the power and authority to execute, deliver and perform its obligations under this Agreement. The Asset Representations Reviewer has authorized the execution, delivery and performance of this Agreement. This Agreement is the legal, valid and binding obligation of the Asset

Representations Reviewer enforceable against the Asset Representations Reviewer, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles.

(c)    No Conflicts and No Violation. The execution, delivery and performance by the Asset Representations Reviewer of the transactions contemplated by this Agreement and the performance of the Asset Representations Reviewer’s obligations under this Agreement will not (A) conflict with, or be a breach or default under, any indenture, mortgage, deed of trust, loan agreement, guarantee or other agreement or instrument under which the Asset Representations Reviewer is a party, (B) result in the creation or imposition of any Lien on any of the properties or assets of the Asset Representations Reviewer under the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee or other agreement or instrument, (C) violate the organizational documents of the Asset Representations Reviewer or (D) violate any law or any order, rule or regulation of a federal or state court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Asset Representations Reviewer or its properties that applies to the Asset Representations Reviewer, which, in each case, would reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under this Agreement.

(d)    No Consent Required. No approval or authorization by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by the Asset Representations Reviewer of this Agreement other than (i) approvals and authorizations that have previously been obtained and filings that have previously been made and (ii) approvals, authorizations or filings which, if not obtained or made, would not have a material adverse effect on the ability of the Asset Representations Reviewer to perform its obligations under this Agreement.

(e)    No Proceedings. There are no proceedings or investigations pending or, to the knowledge of the Asset Representations Reviewer, threatened in writing before a federal or state court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Asset Representations Reviewer or its properties (A) asserting the invalidity of this Agreement, (B) seeking to prevent the completion of the transactions contemplated by this Agreement or (C) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under, or the validity or enforceability of, this Agreement.

(f)    Eligibility. The Asset Representations Reviewer meets the eligibility requirements in Section 5.1 and will notify the Issuer and the Servicer promptly if it no longer meets, or reasonably expects that it will no longer meet, the eligibility requirements in Section 5.1.

Section 4.2.    Covenants. The Asset Representations Reviewer covenants and agrees that:

(a)    Eligibility. It will notify the Issuer and the Servicer promptly if it no longer meets the eligibility requirements in Section 5.1.

(b)    Review Systems; Personnel. It will maintain business process management and/or other systems necessary to ensure that it can perform each Test and, on execution of this Agreement, will load each Test into these systems. The Asset Representations Reviewer will ensure that these systems allow for each Subject Receivable and the related Review Materials to be individually tracked and stored as contemplated by this Agreement. The Asset Representations Reviewer will maintain adequate staff that is properly trained to conduct Asset Representations Reviews as required by this Agreement.

(c)    Maintenance of Review Materials. It will maintain copies of any Review Materials, Review Reports and other documents relating to an Asset Representations Review, including internal correspondence and work papers, for a period of two years after the termination of this Agreement or repayment of the Notes in full, whichever comes first.

Section 4.3.    Fees, Expenses and Indemnities.

(a)    Annual Fee. The Servicer will pay the Asset Representations Reviewer, as compensation for agreeing to act as the Asset Representations Reviewer under this Agreement, an annual fee of $5,000. The annual fee will be payable by the Servicer on the Closing Date and on each anniversary thereof until this Agreement is terminated, provided, that in the year in which all public Notes are paid in full, the annual fee shall be reduced pro rata by an amount equal to the days of the year in which the public Notes are no longer outstanding.

(b)    Review Fee. Following the completion of an Asset Representations Review and the delivery to the Indenture Trustee, the Issuer, the Sponsor and the Servicer of the Review Report, or the termination of an Asset Representations Review in accordance with Section 3.4(f), and the delivery to the Servicer of a detailed invoice, the Asset Representations Reviewer will be entitled to a fee of $200 for each Subject Receivable for which the Asset Representations Review was started (the “Review Fee”), to be paid as agreed in Section 4.3(c). However, no Review Fee will be charged for any Tests that were performed in a prior Asset Representations Review or for any Asset Representations Review in which no Tests were completed prior to the Asset Representations Reviewer being notified of a termination of the Asset Representations Review in accordance with Section 3.4(f). The Servicer will pay the Review Fee to the Asset Representations Reviewer in accordance with the terms of the detailed invoice from the Asset Representations Reviewer. If an Asset Representations Review is terminated in accordance with Section 3.4(f), the Asset Representations Reviewer must submit its invoice for the Review Fee for the terminated Asset Representations Review no later than five Business Days before the final Payment Date in order to be reimbursed no later than the final Payment Date.

(c)    Payment of Fees and Indemnities. The Asset Representations Reviewer shall submit reasonably detailed invoices to the Servicer for any amounts owed to it under this Agreement. To the extent not paid by the Servicer within sixty (60) calendar days following the receipt of a detailed invoice on the due date therefor hereunder, the fees provided for in this Section 4.3 and the indemnities provided for in Section 4.6(a) shall be paid by the Issuer pursuant to the priority of payments set forth in Section 4.4(a) of the Sale and Servicing Agreement; provided, that prior to any such payment pursuant to the Sale and Servicing Agreement, the Asset Representations Reviewer shall notify the Servicer in writing that such payments have been outstanding for at least sixty (60) calendar days.

Section 4.4.    Limitation on Liability. The Asset Representations Reviewer will not be liable to any Person for any action taken, or not taken, in good faith under this Agreement. However, the Asset Representations Reviewer will be liable for its willful misconduct, bad faith, breach of this Agreement or negligence in performing its obligations under this Agreement. In no event will the Asset Representations Reviewer be liable for special, indirect or consequential losses or damages (including lost profit), even if the Asset Representations Reviewer has been advised of the likelihood of the loss or damage and regardless of the form of action.

Section 4.5.    Indemnification by Asset Representations Reviewer. The Asset Representations Reviewer will indemnify each of the Issuer, the Servicer, the Depositor, the Seller, the Sponsor, the Owner Trustee and the Indenture Trustee and their respective directors, officers, employees and agents for all costs, expenses, losses, damages and liabilities (including any reasonable legal fees and expenses incurred by an Indemnified Party in connection with the enforcement of any indemnification or other obligation of the Asset Representations Reviewer) resulting from (a) the willful misconduct, bad faith or negligence of the Asset Representations Reviewer in performing its obligations under this Agreement, (b) the Asset Representations Reviewer’s failure to comply with the requirements of applicable federal, state or local laws and regulations in the performance of its duties hereunder or (c) the Asset Representations Reviewer’s breach of any of its representations, warranties, covenants or other obligations in this Agreement. The Asset Representations Reviewer’s obligations under this Section 4.5 will survive the termination of this Agreement, the termination of the Issuer and the permitted resignation or removal of the Asset Representations Reviewer.

Section 4.6.    Indemnification of Asset Representations Reviewer.

(a)    Indemnification. The Servicer will indemnify the Asset Representations Reviewer and its officers, directors, employees and agents (each, an “Indemnified Person”), for all costs, expenses, losses, damages and liabilities resulting from the performance of its obligations under this Agreement (including the costs and expenses of defending itself against any loss, damage or liability), but excluding any cost, expense, loss, damage or liability resulting from (i) the Asset Representations Reviewer’s willful misconduct, bad faith or negligence, (ii) the Asset Representations Reviewer’s failure to comply with the requirements of applicable federal, state and local laws and regulations in the performance of its duties hereunder or (iii) the Asset Representations Reviewer’s breach of any of its representations, warranties, covenants or other obligations in this Agreement.

(b)    Proceedings. Promptly on receipt by an Indemnified Person of notice of a Proceeding against it, the Indemnified Person will, if a claim is to be made under Section 4.6(a), notify the Servicer of the Proceeding. The Servicer may participate in and assume the defense and settlement of a Proceeding at its expense. If the Servicer notifies the Indemnified Person of its intention to assume the defense of the Proceeding, the Servicer will not be liable for legal expenses of counsel to the Indemnified Person unless there is a conflict between the interests of the Servicer, and an Indemnified Person. If there is a conflict, the Servicer will pay for the reasonable fees and expenses of separate counsel to the Indemnified Person. No settlement of a Proceeding may be made without the approval of the Servicer and the Indemnified Person, which approval will not be unreasonably withheld.

(c)    Survival of Obligations. The Servicer’s obligations under this Section 4.6 will survive the permitted resignation or removal of the Asset Representations Reviewer and the termination of this Agreement.

(d)    Repayment. If the Servicer makes any payment under this Section 4.6 and the Indemnified Person later collects any of the amounts for which the payments were made to it from others, the Indemnified Person will promptly repay the amounts to the Servicer.

Section 4.7.    Inspections of Asset Representations Reviewer. The Asset Representations Reviewer agrees that, with reasonable prior notice not more than once during any year, it will permit authorized representatives of the Issuer, the Servicer or the Sponsor, during the Asset Representations Reviewer’s normal business hours, to examine and review the books of account, records, reports and other documents and materials of the Asset Representations Reviewer relating to (a) the performance of the Asset Representations Reviewer’s obligations under this Agreement, (b) payments of fees and expenses of the Asset Representations Reviewer for its performance and (c) any claim made by the Asset Representations Reviewer under this Agreement. In addition, the Asset Representations Reviewer will permit the Issuer’s, the Servicer’s or the Sponsor’s representatives to make copies and extracts of any of those documents and to discuss them with the Asset Representations Reviewer’s officers and employees. Each of the Issuer, the Servicer and the Sponsor will, and will cause its authorized representatives to, hold in confidence any proprietary confidential information of the Asset Representations Reviewer except if disclosure may be required by law or if the Issuer, the Servicer or the Sponsor reasonably determines that it is required to make the disclosure under this Agreement or the other Transaction Documents. The Asset Representations Reviewer will maintain all relevant books, records, reports and other documents and materials for a period of at least two years after the termination of its obligations under this Agreement.

Section 4.8.    Delegation of Obligations. The Asset Representations Reviewer may not delegate or subcontract its obligations under this Agreement to any Person without the consent of the parties to this Agreement.

Section 4.9.    Confidential Information.

(a)    Treatment. The Asset Representations Reviewer agrees to hold and treat Confidential Information given to it under this Agreement in confidence and under the terms and conditions of this Section 4.9, and will implement and maintain safeguards to further assure the confidentiality of the Confidential Information. The Confidential Information will not, without the prior consent of the Issuer, the Sponsor and the Servicer, be disclosed or used by the Asset Representations Reviewer, or its officers, directors, employees, agents, representatives or affiliates, including legal counsel (collectively, the “Information Recipients”) other than for the purposes of performing Asset Representations Reviews of Subject Receivables or performing its obligations under this Agreement. The Asset Representations Reviewer agrees that it will not, and will cause its Affiliates to not (i) purchase or sell securities issued by the Bank or its Affiliates or special purpose entities on the basis of Confidential Information or (ii) use the Confidential Information for the preparation of research reports, newsletters or other publications or similar communications.

(b)    Definition. “Confidential Information” means oral, written and electronic materials (irrespective of its source or form of communication) furnished before, on or after the date of this Agreement to the Asset Representations Reviewer, including:

(i)    lists of Subject Receivables and any related Review Materials;

(ii)    origination and servicing guidelines, policies and procedures and form contracts; and

(iii)    notes, analyses, compilations, studies or other documents or records prepared by the Sponsor or the Servicer, which contain information supplied by or on behalf of the Sponsor or the Servicer or their representatives.

However, Confidential Information will not include information that (A) is or becomes generally available to the public other than as a result of disclosure by the Information Recipients, (B) was available to, or becomes available to, the Information Recipients on a non-confidential basis from a Person or entity other than the Issuer, the Sponsor or the Servicer before its disclosure to the Information Recipients who, to the knowledge of the Information Recipient is not bound by a confidentiality agreement with the Issuer, the Sponsor or the Servicer and is not prohibited from transmitting the information to the Information Recipients, (C) is independently developed by the Information Recipients without the use of the Confidential Information, as shown by the Information Recipients’ files and records or other evidence in the Information Recipients’ possession or (D) the Issuer, the Sponsor or the Servicer provides permission to the applicable Information Recipients to release.

(c)    Protection. The Asset Representations Reviewer will use best efforts to protect the secrecy of and avoid disclosure and unauthorized use of Confidential Information, including those measures that it takes to protect its own confidential information and not less than a reasonable standard of care. The Asset Representations Reviewer acknowledges that Personally Identifiable Information is also subject to the additional requirements in Section 4.10.

(d)    Disclosure. If the Asset Representations Reviewer is required by applicable law, regulation, rule or order issued by an administrative, governmental, regulatory or judicial authority to disclose part of the Confidential Information, it may disclose the Confidential Information. However, before a required disclosure, the Asset Representations Reviewer, if permitted by law, regulation, rule or order, will use its reasonable efforts to provide the Issuer, the Sponsor and the Servicer with notice of the requirement and will cooperate, at the Sponsor’s expense, in the Issuer’s and the Sponsor’s pursuit of a proper protective order or other relief for the disclosure of the Confidential Information. If the Issuer or the Sponsor is unable to obtain a protective order or other proper remedy by the date that the information is required to be disclosed, the Asset Representations Reviewer will disclose only that part of the Confidential Information that it is advised by its legal counsel it is legally required to disclose.

(e)    Responsibility for Information Recipients. The Asset Representations Reviewer will be responsible for a breach of this Section 4.9 by its Information Recipients.

(f)    Violation. The Asset Representations Reviewer agrees that a violation of this Agreement may cause irreparable injury to the Issuer, the Sponsor and the Servicer and the

Issuer, the Sponsor and the Servicer may seek injunctive relief in addition to legal remedies. If an action is initiated by the Issuer or the Servicer to enforce this Section 4.9, the prevailing party will be entitled to reimbursement of costs and expenses, including reasonable attorney’s fees, incurred by it for the enforcement.

Section 4.10.    Personally Identifiable Information.

(a)    Definitions. “Personally Identifiable Information” or “PII” means information in any format about an identifiable individual, including, name, address, phone number, e-mail address, account number(s), identification number(s), vehicle identification number(s) or “VIN(s)”, any other actual or assigned attribute associated with or identifiable to an individual and any information that when used separately or in combination with other information could identify an individual. “Issuer PII” means PII furnished by the Issuer, the Servicer or their Affiliates to the Asset Representations Reviewer and PII developed or otherwise collected or acquired by the Asset Representations Reviewer in performing its obligations under this Agreement.

(b)    Use of Issuer PII. The Issuer does not grant the Asset Representations Reviewer any rights to Issuer PII. The Asset Representations Reviewer will use Issuer PII only to perform its obligations under this Agreement or as specifically directed in writing by the Issuer and will only reproduce Issuer PII to the extent necessary for these purposes. The Asset Representations Reviewer must comply with all laws applicable to PII, Issuer PII and the Asset Representations Reviewer’s business, including any legally required codes of conduct, including those relating to privacy, security and data protection. The Asset Representations Reviewer will protect and secure Issuer PII. The Asset Representations Reviewer will implement privacy or data protection policies and procedures that comply with applicable laws and regulations and this Agreement. The Asset Representations Reviewer will implement and maintain reasonable and appropriate practices, procedures and systems, including administrative, technical and physical safeguards to (i) protect the security, confidentiality and integrity of Issuer PII, (ii) ensure against anticipated threats or hazards to the security or integrity of Issuer PII, (iii) protect against unauthorized access to or use of Issuer PII and (iv) otherwise comply with its obligations under this Agreement. These safeguards include a written data security plan, employee training, information access controls, restricted disclosures, systems protections (e.g., intrusion protection, data storage protection and data transmission protection) and physical security measures.

(c)    Additional Limitations. In addition to the use and protection requirements described in Section 4.10(b), the Asset Representations Reviewer’s disclosure of Issuer PII is also subject to the following requirements:

(i)    The Asset Representations Reviewer will not disclose Issuer PII to its personnel or allow its personnel access to Issuer PII except (A) for the Asset Representations Reviewer personnel who require Issuer PII to perform an Asset Representations Review, (B) with the prior consent of the Issuer or (C) as required by applicable law. When permitted, the disclosure of or access to Issuer PII will be limited to the specific information necessary for the individual to complete the assigned task. The Asset Representations Reviewer will inform personnel with access to Issuer PII of the confidentiality requirements in this Agreement and train its personnel with access to Issuer PII on the proper use and protection of Issuer PII.

(ii)    The Asset Representations Reviewer will not sell, disclose, provide or exchange Issuer PII with or to any third party without the prior consent of the Issuer.

(d)    Notice of Breach. The Asset Representations Reviewer will notify the Issuer promptly in the event of an actual or reasonably suspected security breach, unauthorized access, misappropriation or other compromise of the security, confidentiality or integrity of Issuer PII and, where applicable, immediately take action to prevent any further breach.

(e)    Return or Disposal of Issuer PII. Except where return or disposal is prohibited by applicable law, promptly on the earlier of the completion of the Asset Representations Review or the request of the Issuer, all Issuer PII in any medium in the Asset Representations Reviewer’s possession or under its control will be (i) destroyed in a manner that prevents its recovery or restoration or (ii) if so directed by the Issuer, returned to the Issuer without the Asset Representations Reviewer retaining any actual or recoverable copies, in both cases, without charge to the Issuer. Where the Asset Representations Reviewer retains Issuer PII, the Asset Representations Reviewer will limit the Asset Representations Reviewer’s further use or disclosure of Issuer PII to that required by applicable law.

(f)    Compliance; Modification. The Asset Representations Reviewer will cooperate with and provide information to the Issuer regarding the Asset Representations Reviewer’s compliance with this Section 4.10. The Asset Representations Reviewer and the Issuer agree to modify this Section 4.10 as necessary from time to time for either party to comply with applicable law.

(g)    Audit of Asset Representations Reviewer. The Asset Representations Reviewer will permit the Issuer and its authorized representatives to audit the Asset Representations Reviewer’s compliance with this Section 4.10 during the Asset Representations Reviewer’s normal business hours on reasonable advance notice to the Asset Representations Reviewer, and not more than once during any year unless circumstances necessitate additional audits. The Issuer agrees to make reasonable efforts to schedule any audit described in this Section 4.10(g) with the inspections described in Section 4.7. The Asset Representations Reviewer will also permit the Issuer and its authorized representatives during normal business hours on reasonable advance written notice to audit any service providers used by the Asset Representations Reviewer to fulfill the Asset Representations Reviewer’s obligations under this Agreement.

(h)    Affiliates and Third Parties. If the Asset Representations Reviewer processes the PII of the Issuer’s Affiliates or a third party when performing an Asset Representations Review, and if such Affiliate or third party is identified to the Asset Representations Reviewer, such Affiliate or third party is an intended third-party beneficiary of this Section 4.10, and this Agreement is intended to benefit the Affiliate or third party. The Affiliate or third party will be entitled to enforce the PII related terms of this Section 4.10 against the Asset Representations Reviewer as if each were a signatory to this Agreement.

ARTICLE V

RESIGNATION AND REMOVAL;

SUCCESSOR ASSET REPRESENTATIONS REVIEWER

Section 5.1.    Eligibility Requirements for Asset Representations Reviewer. The Asset Representations Reviewer must be a Person who (a) is not Affiliated with the Sponsor, the Depositor, the Servicer, the Indenture Trustee, the Owner Trustee or any of their Affiliates and (b) was not, and is not Affiliated with a Person that was, engaged by the Sponsor or any underwriter to perform any due diligence on the Receivables prior to the Closing Date.

Section 5.2.    Resignation and Removal of Asset Representations Reviewer.

(a)    No Resignation of Asset Representations Reviewer. The Asset Representations Reviewer will not resign as Asset Representations Reviewer unless the Asset Representations Reviewer no longer meets the eligibility requirements in Section 5.1. The Asset Representations Reviewer will notify the Issuer and the Servicer of its resignation as soon as practicable after it determines it is required to resign and stating the resignation date and including an Opinion of Counsel supporting its determination.

(b)    Removal of Asset Representations Reviewer. If any of the following events occur, the Issuer, by notice to the Asset Representations Reviewer, may, and in the case of clause (i) below, shall, remove the Asset Representations Reviewer and terminate its rights and obligations under this Agreement:

(i)    the Asset Representations Reviewer no longer meets the eligibility requirements in Section 5.1;

(ii)    the Asset Representations Reviewer breaches of any of its representations, warranties, covenants or obligations in this Agreement; or

(iii)    an Insolvency Event of the Asset Representations Reviewer occurs.

(c)    Notice of Resignation or Removal. The Issuer will notify the Servicer and the Indenture Trustee of any resignation or removal of the Asset Representations Reviewer.

(d)    Continue to Perform After Resignation or Removal. No resignation or removal of the Asset Representations Reviewer will be effective, and the Asset Representations Reviewer will continue to perform its obligations under this Agreement, until a successor Asset Representations Reviewer has accepted its engagement according to Section 5.3(b).

Section 5.3.    Successor Asset Representations Reviewer.

(a)    Engagement of Successor Asset Representations Reviewer. Following the resignation or removal of the Asset Representations Reviewer, the Issuer will appoint a successor Asset Representations Reviewer who meets the eligibility requirements of Section 5.1.

(b)    Effectiveness of Resignation or Removal. No resignation or removal of the Asset Representations Reviewer will be effective until the successor Asset Representations Reviewer has executed and delivered to the Issuer and the Servicer an agreement accepting its engagement and agreeing to perform the obligations of the Asset Representations Reviewer under this Agreement or entered into a new agreement with the Issuer on substantially the same terms as this Agreement.

(c)    Transition and Expenses. If the Asset Representations Reviewer resigns or is removed, the Asset Representations Reviewer will cooperate with the Issuer and take all actions reasonably requested to assist the Issuer in making an orderly transition of the Asset Representations Reviewer’s rights and obligations under this Agreement to the successor Asset Representations Reviewer. The Asset Representations Reviewer will pay the reasonable expenses (including the fees and expenses of counsel) of transitioning the Asset Representations Reviewer’s obligations under this Agreement and preparing the successor Asset Representations Reviewer to take on such obligations on receipt of an invoice with reasonable detail of the expenses from the Issuer or the successor Asset Representations Reviewer.

Section 5.4.    Merger, Consolidation or Succession. Any Person (a) into which the Asset Representations Reviewer is merged or consolidated, (b) resulting from any merger or consolidation to which the Asset Representations Reviewer is a party or (c) succeeding to the business of the Asset Representations Reviewer, if that Person meets the eligibility requirements in Section 5.1, will be the successor to the Asset Representations Reviewer under this Agreement. Such Person will execute and deliver to the Issuer and the Servicer an agreement to assume the Asset Representations Reviewer’s obligations under this Agreement (unless the assumption happens by operation of law).

ARTICLE VI

OTHER AGREEMENTS

Section 6.1.     Independence of Asset Representations Reviewer. The Asset Representations Reviewer will be an independent contractor and will not be subject to the supervision of the Issuer, the Indenture Trustee or the Owner Trustee for the manner in which it accomplishes the performance of its obligations under this Agreement. Nothing in this Agreement will make the Asset Representations Reviewer nor the Issuer members of any partnership, joint venture or other separate entity or impose any liability as such on any of them.

For the avoidance of doubt, neither the Indenture Trustee or the Owner Trustee shall be responsible for monitoring the performance by the Asset Representations Reviewer of its obligations under this Agreement.

Section 6.2.     No Petition. Each of the parties, by entering into this Agreement, agrees that, before the date that is one year and one day (or, if longer, any applicable preference period) after payment in full of (a) all securities issued by the Depositor or by a trust for which the Depositor was a depositor (including, without limitation, the Issuer) or (b) the Notes, it will not start or pursue against, or join any other Person in starting or pursuing against (i) the Depositor or (ii) the Issuer, respectively, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any bankruptcy or similar law. This Section 6.2 will survive the termination of this Agreement.

Section 6.3.    Limitation of Liability of Owner Trustee. This Agreement has been signed on behalf of the Issuer by Wells Fargo Delaware Trust Company, National Association not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer. In no event will Wells Fargo Delaware Trust Company, National Association in its individual capacity or a beneficial owner of the Issuer be liable for the Issuer’s obligations under this Agreement. For all purposes under this Agreement, the Owner Trustee will be subject to, and entitled to the benefits of, the Trust Agreement.

Section 6.4.    Termination of Agreement. This Agreement will terminate, except for the obligations under Section 4.5 or as otherwise stated in this Agreement, on the earlier of (a) the payment in full of all outstanding Notes and the satisfaction and discharge of the Indenture and (b) the date the Issuer is terminated under the Trust Agreement.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.1.    Amendments.

(a)    Any term or provision of this Agreement may be amended by the Sponsor, the Servicer and the Asset Representations Reviewer without the consent of the Indenture Trustee, any Noteholder, the Issuer, the Owner Trustee or any other Person subject to the satisfaction of one of the following conditions:

(i)    the Sponsor or the Servicer delivers to the Indenture Trustee (a) an Opinion of Counsel to the effect that such amendment will not materially and adversely affect the interests of the Noteholders and (b) an Officer’s Certificate to the effect that such amendment will not materially and adversely affect the interests of the Noteholders; or

(ii)    the Rating Agency Condition is satisfied with respect to such amendment and the Sponsor or the Servicer notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment.

(b)    This Agreement may also be amended from time to time by the Sponsor, the Servicer and the Asset Representations Reviewer, with the consent of the Noteholders evidencing not less than a majority of the Outstanding Note Balance of the Controlling Class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders. It will not be necessary for the consent of Noteholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders will be subject to such reasonable requirements as the Indenture Trustee may prescribe, including the establishment of record dates pursuant to the Depository Agreement.

(c)    Prior to the execution of any amendment pursuant to this Section 7.1, the Servicer shall provide written notification of the substance of such amendment to each Rating Agency; and promptly after the execution of any such amendment or consent, the Servicer shall furnish a copy of such amendment or consent to each Rating Agency and the Indenture Trustee. Notwithstanding anything to the contrary in this Section 7.1, any amendment that adversely affects the Indenture Trustee’s or the Owner Trustee’s own rights or obligations under this Agreement shall require the consent of the Indenture Trustee or the Owner Trustee, as the case may be.

Section 7.2.    Assignment; Benefit of Agreement; Third Party Beneficiaries.

(a)    Assignment. Except as stated in Section 5.4, this Agreement may not be assigned by the Asset Representations Reviewer without the consent of the Servicer.

(b)    Benefit of Agreement; Third-Party Beneficiaries. This Agreement is for the benefit of and will be binding on the parties and their permitted successors and assigns. The Indenture Trustee, for the benefit of itself and the Noteholders, and the Owner Trustee will be third-party beneficiaries of this Agreement and entitled to enforce this Agreement against the Asset Representations Reviewer. No other Person will have any right or obligation under this Agreement.

Section 7.3.    Notices.

(a)    Delivery of Notices. All notices, requests, demands, consents, waivers or other communications to or from the parties must be in writing and will be considered given:

(i)    For overnight mail, on delivery or, for a letter mailed by registered first class mail, postage prepaid, three days after deposit in the mail;

(ii)    for a fax, when receipt is confirmed by telephone, reply email or reply fax from the recipient;

(iii)    for an email, when receipt is confirmed by telephone or reply email from the recipient; and

(iv)    for an electronic posting to a password-protected website to which the recipient has access, on delivery (without the requirement of confirmation of receipt) of an email to that recipient stating that the electronic posting has occurred.

(b)    Notice Addresses. Any notice, request, demand, consent, waiver or other communication will be delivered or addressed to: (i) (a) in the case of the Sponsor and the Servicer, to USAA Federal Savings Bank, 10750 McDermott Freeway, San Antonio, TX 78288, (b) in the case of the Issuer or the Owner Trustee, to USAA Auto Owner Trust 2017-1, c/o Wells Fargo Delaware Trust Company, National Association, 919 North Market Street, Suite 1600, Wilmington, Delaware 19801, Attention: Corporate Trust Services, (c) in the case of the Indenture Trustee, to U.S. Bank National Association, 190 S. LaSalle Street, Chicago, IL 60603, Attention: Global Structured Finance – USAA 2017-1, and (d) in the case of the Asset Representations Reviewer, to Clayton Fixed Income Services LLC, 1700 Lincoln Street, Denver, CO 80203, Attention: SVP, Surveillance; with a copy to Clayton Fixed Income Services LLC, 100 Beard Sawmill Road, Ste. 200, Shelton, CT 06484, Attention: General Counsel or (ii) as to each party, at such other address or email as shall be designated by such party in a written notice to each other party.

Section 7.4.    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

EACH OF THE PARTIES HERETO HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK JURISDICTION OVER SUCH PARTY, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT IN ANY OF THE AFORESAID COURTS, THAT ANY SUCH COURT LACKS JURISDICTION OVER SUCH PARTY. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

Section 7.5.    No Waiver; Remedies. No party’s failure or delay in exercising a power, right or remedy under this Agreement will operate as a waiver. No single or partial exercise of a power, right or remedy will preclude any other or further exercise of the power, right or remedy or the exercise of any other power, right or remedy. The powers, rights and remedies under this Agreement are in addition to any powers, rights and remedies under law.

Section 7.6.    Severability. If a part of this Agreement is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining Agreement and will not affect the validity, legality or enforceability of the remaining Agreement.

Section 7.7.    Headings. The headings in this Agreement are included for convenience and will not affect the meaning or interpretation of this Agreement.

Section 7.8.    Counterparts. This Agreement may be executed in multiple counterparts. Each counterpart will be an original and all counterparts will together be one document.

[Remainder of Page Left Blank]

EXECUTED BY:

USAA AUTO OWNER TRUST 2017-1, as Issuer

By: WELLS FARGO DELAWARE TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee

By:	/s/ Rosemary Kennard
Name: Rosemary Kennard
Title: Vice President

USAA FEDERAL SAVINGS BANK, as Sponsor and Servicer

By:	/s/ Renee Horne
Name: Renee Horne
Title: Vice President

CLAYTON FIXED INCOME SERVICES LLC, as Asset Representations Reviewer

By:	/s/ Robert A. Harris
Name: Robert A. Harris
Title: Secretary

[Signature Page to USAA 2017-1 Asset Representations Review Agreement]

Schedule A

Representations and Warranties, Review Materials and Tests

Representation

Characteristics of Receivables (a): As of the Cut-Off Date (or such other date as may be specifically set forth below), each Receivable:

(i)	as of the Closing Date, is secured by a first priority perfected security interest in the Financed Vehicle in favor of the Originator, as secured party, or all necessary actions have been commenced that would result in a first priority perfected security interest in the Financed Vehicle in favor of the Originator, as secured party, which security interest, in either case, is assignable and has been so assigned (x) by the Bank to the Purchaser and (y) by the Purchaser to the Issuer;

(ii)	contains provisions that permit the repossession and sale of the Financed Vehicle upon a default under the Receivable by the Obligor;

(iii)	provided, at origination, for level periodic payments which fully amortize the initial Outstanding Principal Balance over the original term; provided, that the amount of the first and last payments may be different but in no event more than three times the level monthly payment; and

(iv)	was originated in the United States.

Documents

Retail Contract

Title Documents

Procedures to be Performed

i.	First Priority Interest

A.	Confirm that the Receivable contains security interest language in favor of USAA FSB in the Financed Vehicle.

B.	Confirm that the Title Documents report USAA FSB, or an acceptable variation of the name, as the first Lien holder, or that an appropriate application has been filed in the applicable state if the certificate of title is still pending.

C.	Confirm that the Obligor’s name, or an acceptable variation thereof, on the Contract matches the name on the Title Documents.

D.	Confirm that the Vehicle Identification Number (VIN) on the Contract matches the VIN on the Title Documents.

E.	Confirm that the Receivable has been assigned:

(x) by the Bank to the Purchaser, and

(y) by the Purchaser to the Issuer.

ii.	Repossession

A.	Observe the Contract and confirm it contains provisions that permit the repossession and sale of the Financed Vehicle upon a default under the Receivable by the Obligor.

iii.	Payment Schedule Structure

A.	Confirm all payments are equivalent with the possible exception of the first and last month’s payments which may differ by no more than three times the amount of the level monthly payment.

B.	Confirm that the Number of Payments and the Amount of Payments, together with any first and last month’s payment (if applicable), equals the Total of the Payments as stated within the Truth and Lending section of the Contract.

iv.	United States Origination

A.	Confirm the Contract reports an originator and Obligor located in the United States.

v.	If steps (i) through (iv) are confirmed, then Test Pass.

Representation

Individual Characteristics (b): Each Receivable has the following individual characteristics, in each case as of the Cut-Off Date:

(i)	the Receivable is secured by a new or used automobile or light-duty truck;

(ii)	the Receivable has a Contract Rate of no less than 2.00%;

(iii)	the Receivable had an original term to maturity of not more than 84 months, and the Receivable has a remaining term to maturity of not less than 1 month;

(iv)	the Receivable has an Outstanding Principal Balance of greater than or equal to $600.00;

(v)	the Obligor on the Receivable has a FICO® score of no less than 600;

(vi)	the Financed Vehicle related to the Receivable is a model year 2009 or newer;

(vii)	the Receivable has a scheduled maturity date on or before March 15, 2024;

(viii)	the Receivable is not more than 30 days past due;

(ix)	the Receivable was not noted in the records of the Servicer as being the subject of any pending bankruptcy or insolvency Proceeding;

(x)	the Receivable is a Simple Interest Receivable.

Documents

Retail Contract

System Screenprint

Procedures to be Performed

i.	Financed Vehicle

A.	Review the Contract and confirm that the Financed Vehicle is a new or used automobile or light-duty truck.

ii.	Contract Rate

A.	Review the System Screenprint and confirm the Contract Rate is not less than the minimum allowable Contract Rate.

iii.	Original Term

A.	Review the Contract and confirm the Number of Payments (including first and last payments) does not exceed the maximum allowable Contract Term of no more than 84 months.

B.	Review the System Screenprint and confirm that the remaining term of the Contract is within the allowable limits of no less than 1 month.

iv.	Remaining Balance

A.	Review the System Screenprint and confirm that the unpaid balance as of the Cut-Off Date is not less than the minimum allowable Outstanding Principal Balance.

v.	FICO Score

A.	Review the System Screenprint and confirm that the Obligor has a FICO® score of at least 600.

vi.	Model Year

A.	Review the System Screenprint and confirm that the Financed Vehicle related to the Receivable is a model year 2009 or newer.

vii.	Maturity Date

A.	Review the System Screenprint and confirm that the Receivable has a Maturity Date on or before March 15, 2024.

viii.	Delinquency Status

A.	Review the System Screenprint and confirm that the Receivable is not more than 30 days past due as of the Cut-Off Date.

ix.	Bankruptcy and Insolvency

A.	Verify through the System Screenprint that there is no evidence the Receivable is the subject of a Bankruptcy or insolvency proceeding.

x.	Interest Method

A.	Review the Contract and confirm that the Receivable is amortized using the Simple Interest Method.

xi.	If steps (i) through (x) are confirmed, then Test Pass.

Representation

Compliance with Law (c): The Receivable complied at the time it was originated or made in all material respects with all requirements of law in effect at that time and applicable to such Receivable.

Documents

Retail Contract

List of Approved Contract Forms

System Screenprint

Procedures to be Performed

i.	Observe the Contract and confirm the form number and revision date are on the List of Approved Contract Forms.

ii.	Confirm the following disclosures are included in the Contract:

a.	Prepayment disclosure

b.	Late payment policy including the late charge amount (or calculation)

c.	Security Interest Disclosure

d.	Contract Reference

e.	Insurance Requirements

iii.	Review the System Screenprint and confirm that there is no evidence of any judgment against USAA FSB indicating that the Contract was originated in violation of applicable law.

iv.	Review the System Screenprint and confirm that there is no evidence of any Obligor(s) alleging non-compliance.

v.	If steps (i) through (iv) are confirmed, then Test Pass.

Representation

Binding Obligation (d): The Receivable constitutes the legal and binding payment obligation in writing of the Obligor, enforceable in all material respects by the holder thereof in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, liquidation or other similar laws and equitable principles, consumer protection laws and the Servicemembers Civil Relief Act.

Documents

Retail Contract

List of Approved Forms

Procedures to be Performed

i.	Confirm that the Contract form number and revision date are on the List of Approved Contract Forms.

ii.	Confirm that the Obligor(s) signed the Contract.

iii.	If steps (i) and (ii) are confirmed, then Test Pass.

Representation

Receivable in Force (e): As of the Cut-Off Date, neither the Bank’s records nor the Receivable Files indicate that the Receivable was satisfied, subordinated or rescinded nor has the related Financed Vehicle been released from the Lien granted by the Receivable in whole or in part.

Documents

Title Documents

System Screenprint

Procedures to be Performed

i.	Confirm there is no indication within the Title Documents or the System Screenprint that the Receivable was satisfied prior to the Cut-Off Date.

ii.	Confirm there is no indication within the Title Documents or the System Screenprint that the Receivable was subordinated or rescinded prior to the Cut-Off Date.

iii.	Confirm there is no indication within the Title Documents or the System Screenprint that the Financed Vehicle has been released from the Lien in whole or in part prior to the Cut-Off Date.

iv.	Confirm that the Receivable is noted as “active” within the System Screenprint.

v.	If steps (i) through (iii) are confirmed, then Test Pass.

Representation

No Waiver (f): As of the Cut-Off Date, no provision of a Receivable has been expressly waived in writing in any material respect, except by instruments or documents identified in the related Receivable File.

Documents

Retail Contract

System Screenprint

Procedures to be Performed

i.	Compare the System Screenprint to the Contract and confirm that there is no indication of modifications or amendments to the Contract terms.

ii.	If modifications or amendments are observed, review the System Screenprint and confirm modifications and amendments were noted.

iii.	If steps (i) or (ii) are confirmed, then Test Pass.

Representation

No Default (g): Except for payment delinquencies continuing for a period of not more than 30 days as of the Cut-Off Date, the records of the Servicer did not disclose any payment defaults under the terms of the Receivable existed as of the Cut-Off Date.

Documents

System Screenprint

Procedures to be Performed

i.	Observe the System Screenprint and confirm the Receivable was not more than 30 days delinquent as of the Cut-Off Date.

ii.	If step (i) is confirmed, then Test Pass.

Representation

Insurance (h): Under the terms of each Receivable, the Obligor is required to maintain physical damage insurance covering the related Financed Vehicle.

Documents

Retail Contract

Procedures to be Performed

i.	Confirm the Contract contains language that requires the Obligor(s) to obtain and maintain physical damage insurance covering the Financed Vehicle.

ii.	If step (i) is confirmed, then Test Pass.

Representation

No Government Obligor (i): The Obligor on each Receivable is not the United States of America or any state thereof or any local government, or any agency, department, political subdivision or instrumentality of the United States of America or any state thereof or any local government.

Documents

Retail Contract

Procedures to be Performed

i.	Confirm the Buyer section of the Contract includes the name of a natural person.

ii.	If the Buyer section of the Contract does not report a natural person’s name, confirm internet search results show no indication the Buyer is the United States of America or any State, or any agency, department or instrumentality of the United States of America or any State.

iii.	If step (i) or (ii) is confirmed, then Test Pass.

Representation

Assignment (j): The terms of the Receivable do not limit the right of the owner of the Receivable to sell and assign the Receivable.

Documents

Retail Contract

List of Approved Forms

Procedures to be Performed

i.	Confirm that the Contract form number and revision date are included on the List of Approved Forms.

ii.	Confirm that the Contract does not contain language that limits the sale or transfer of the Receivable.

iii.	If (i) and (ii) are confirmed, then Test Pass.

Representation

Good Title (k): As of the Closing Date and immediately prior to the sale and transfer contemplated in the Purchase Agreement, the Bank had good and marketable title to and was the sole owner of each Receivable free and clear of all Liens (other than Permitted Liens or any which will be released prior to assignment of such Receivable thereunder), and, immediately upon the sale and transfer thereof, the Issuer will have good and marketable title to each Receivable, free and clear of all Liens (other than Permitted Liens).

Documents

Retail Contract

Title Documents

Procedures to be Performed

i.	Review the Contract and confirm that the Receivable has not been assigned to any party other than USAA FSB (or an acceptable variation of the name).

ii.	Observe the Title Documents and confirm they report USAA FSB, or an acceptable variation of its name, as the first Lien holder.

iii.	If steps (i) and (ii) are confirmed, then Test Pass.

Representation

One Original (l): There is only one executed original, electronically authenticated original or authoritative copy of the Contract (in each case within the meaning of the UCC) related to each Receivable.

Documents

Retail Contract

Procedures to be Performed

i.	Confirm there is a signature of the appropriate Obligor(s) on the Contract.

ii.	Confirm that the Contract either constitutes an electronically authenticated original, or is marked “Authoritative Copy.”

iii.	If steps (i) and (ii) are confirmed, then Test Pass.

Representation

No Defenses (m): The Bank’s electronic records related to the Receivable do not reflect any right of rescission, set-off, counterclaim or defense has been asserted or threatened in writing by an Obligor with respect to any Receivable.

Documents

System Screenprint

Procedures to be Performed

i.	Review the System Screenprint and confirm there is no evidence of litigation or other attorney involvement as of the Cut-Off Date.

If step (i) is confirmed, then Test Pass.